EXHIBIT 99


FOR IMMEDIATE RELEASE         CONTACT:    DENNIS E. NIXON
                                          (956) 722-7611 (LAREDO)

                                          KATIE BRICKMAN HARVEY
                                          TAYLOR WEST ADVERTISING
                                          (210) 826-8899 (SAN ANTONIO)

                 INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES
                                  CASH DIVIDEND

LAREDO, TX,...MARCH 1, 2001--INTERNATIONAL BANCSHARES CORPORATION ("IBC") TODAY ANNOUNCED THAT ON FEBRUARY 22, 2001, THE BOARD OF DIRECTORS APPROVED THE DECLARATION OF A .50 CENTS PER SHARE CASH DIVIDEND, FOR SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 30, 2001, PAYABLE ON APRIL 16, 2001.

"THIS CASH DIVIDEND WAS MADE POSSIBLE BECAUSE OF THE STRONG PERFORMANCE OF IBC," SAID DENNIS E. NIXON, CHAIRMAN AND CEO OF IBC. IT IS THE INCLINATION OF THE BOARD TO CONTINUE TO DECLARE THESE CASH DIVIDENDS ALTHOUGH ANY DECLARATION OF FUTURE CASH DIVIDENDS WILL DEPEND UPON IBC'S FINANCIAL POSITION, ACQUISITION OPPORTUNITIES AND GENERAL BUSINESS CONDITIONS AT THE TIME.

ON FEBRUARY 21, 2001, THE COMPANY REPORTED 2000 EARNINGS. NET INCOME AND EARNINGS PER SHARE FOR 2000 WERE $75.2 MILLION OR $3.51 PER SHARE-BASIC ($3.46 PER SHARE DILUTED) COMPARED TO $66.2 MILLION OR $3.03 PER SHARE BASIC ($2.98 PER SHARE-DILUTED) IN THE CORRESPONDING 1999 PERIOD. THESE VERY POSITIVE NUMBERS REPRESENT A 16.1% INCREASE IN EARNINGS PER SHARE OR A 13.5% INCREASE IN NET INCOME OVER 1999. THIS PAST YEAR'S PERFORMANCE VALIDATES THE COMMITMENT IBC HAS TO SUPERIOR EARNINGS HE SAID. TOTAL ASSETS AT DECEMBER 31, 2000 WERE $5.8 BILLION COMPARED TO $5.4 BILLION AT DECEMBER 31, 1999.

IBC (NASDAQ: IBOC) IS A $5.8 BILLION MULTI-BANK HOLDING COMPANY HEADQUARTERED IN LAREDO, TEXAS, WITH OVER 100 FACILITIES AND 204 ATM'S SERVING 30 COMMUNITIES INCLUDING HOUSTON, SAN ANTONIO, CORPUS CHRISTI, MCALLEN, BROWNSVILLE, PORT LAVACA, ZAPATA AND THROUGHOUT THE RIO GRANDE VALLEY AND THE TEXAS GULF COAST.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF IBC AND ITS SUBSIDIARIES, THE OCCURRENCE OF WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES DETAILED IN IBC'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COPIES OF IBC'S SEC FILINGS AND ANNUAL REPORT (AS AN EXHIBIT TO THE 10-K) MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT HTTP://WWW.FREEEEDGAR.COM.

                                       5